Morgan Stanley New York Quality Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
NY State 01/25/02   $102.08  1,000,  1.08%   $235,585,000  0.42%    JP
Envir                        000                                    Morgan
Facs
Corp.
Ser 2002
B
(Aaa/AAA
)